Exhibit 99.5

SPECIAL MEETING OF SHAREHOLDERS OF

CONSTELLATION ENERGY GROUP, INC.

[    ]

COMMON STOCK

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

COMPANY NUMBER

ACCOUNT NUMBER
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be

held on [        ]: The Joint Proxy Statement/Prospectus and 2010 Annual Report are available at

http://www.amstock.com/proxyservices/constellation

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢ 00033030000000001000 7

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

				FOR	AGAINST	ABSTAIN
		1.	Approval of the merger with Exelon Corporation on substantially the terms set forth in the merger agreement.	☐	☐	☐

		2.	Advisory vote on compensation that may become payable to named executive officers in connection with the completion of the proposed merger.	☐	☐	☐

		3.	Adjournment of the special meeting of shareholders, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://
www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company
Mailings via E-Mail and provide your e-mail address.

			Please check this box if you plan to attend the meeting	☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

CONSTELLATION ENERGY GROUP, INC.

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD [    ] AT [    ] EASTERN TIME IN THE

[      ]

SPECIAL MEETING ADMISSION TICKET

To attend the special meeting please detach and bring this ticket along with a valid photo ID and present them at the shareholder registration table upon arrival. This ticket is not transferable.

For the safety of attendees, all boxes, handbags and briefcases are subject to inspection. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices are not permitted at the meeting.

☐	■

CONSTELLATION ENERGY GROUP, INC.

Common Stock Proxy for Special Meeting of Shareholders - [    ]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Mayo A. Shattuck III and Charles A. Berardesco (or their substitutes, or one acting alone in the absence of the other), as proxies, with power to each to appoint a substitute and to revoke the appointment of such substitute, to vote all shares of common stock of Constellation Energy Group, Inc. which the undersigned is entitled to vote at the special meeting to be held on [    ], and at any adjournments thereof, in the manner specified on the reverse side of this card with respect to each proposal identified thereon (as set forth in the Notice of Special Meeting and Proxy Statement), and in their discretion on any other business that properly comes before the special meeting.

Shares represented by all properly executed proxies will be voted at the special meeting in the manner specified. If no specification is made, votes will be cast “FOR” Proposal 1, “FOR” Proposal 2 and “FOR” Proposal 3.

(Continued and to be signed on the reverse side)

■	14475 ■